Exhibit 25(a)
_____________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)
_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Robert F. Gennari
U.S. Bank National Association
100 Wall Street
New York, NY 10005
(212) 361-6143
(Name, address and telephone number of agent for service)

CIGNA Corporation
(Exact name of obligor as specified in its charter)

Delaware	06-1059331
(State or other jurisdiction of	(I. R. S. Employer
incorporation or organization)	Identification No.)

Two Liberty Place, 1601 Chestnut Street
Philadelphia, PA	19192
(Address of principal executive offices)	(Zip Code)

Senior Debt Securities

_____________________________________

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a) Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b) Whether it is authorized to exercise corporate trust powers.
Yes

Item 2. AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15     Items 3-15 are not applicable because, to the best of the Trustee's knowledge, the Trustee is not a trustee under any other indenture which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding.

Item 16. LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.*

7.	Report of Condition of the Trustee as of March 31, 2006, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 14th of August, 2006.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jean Clarke
Jean Clarke
Assistant Vice President

By: /s/ Angelita L. Pena
   Angelita L. Pena
   Assistant Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2006

($000’s)

3/31/2006
Assets
Cash and Due From Depository Institutions	$7,050,967
Securities	39,215,391
Federal Funds	3,114,744
Loans & Lease Financing Receivables	135,184,791
Fixed Assets	1,737,385
Intangible Assets	11,754,046
Other Assets	10,882,988
Total Assets	$208,940,312

Liabilities
Deposits	$132,810,195
Fed Funds	12,304,517
Treasury Demand Notes	0
Trading Liabilities	252,318
Other Borrowed Money	28,673,468
Acceptances	0
Subordinated Notes and Debentures	6,432,494
Other Liabilities	6,859,284
Total Liabilities	$187,332,276

Equity
Minority Interest in Subsidiaries	$1,029,155
Common and Preferred Stock	18,200
Surplus	11,804,040
Undivided Profits	8,756,641
Total Equity Capital	$21,608,036

Total Liabilities and Equity Capital	$208,940,312

________________________________________________________________
To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:   /s/ Jean Clarke________
    Assistant Vice President

Date: August 14, 2006